Exhibit 99.1

                            CERTIFICATION PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Sanderson Farms, Inc. (the "Company") on Form 10-K for the year ended October 31, 2002 (the "Report"), I, Joe F. Sanderson, Jr., President and Chief Executive Officer of the Company, certify that:

   (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

   (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.



/s/ Joe F. Sanderson, Jr.
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Joe F. Sanderson, Jr.
President and Chief Executive Officer
December 27, 2002